SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2004

SERACARE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-33045 (Commission File Number)	33-0056054 (I.R.S. Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, California (Address of principal executive offices)	92056 (Zip Code)

Registrant’s telephone number, including area code: (760) 806-8922

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure.

The Company is filing this Form 8-K to attach as an exhibit a copy of that certain Asset Purchase Agreement, dated July 16, 2003, by and among SeraCare Life Sciences, Inc., International Recruiting Services, Inc. d/b/a BioMedical Resources, Inc., Simplicity Diagnostics, Inc., Stephen Lowenthal and Scot Merves. The copy of the agreement previously filed omitted Exhibit A to the agreement.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	The exhibit to this report is listed on the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

Date: February 20, 2004	By:	/s/ Tim Hart
Tim Hart Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

2.1*†	Asset Purchase Agreement, dated July 16, 2003, by and among SeraCare Life Sciences, Inc., a California corporation, International Recruiting Services, Inc. d/b/a BioMedical Resources, Inc., a Pennsylvania corporation, Simplicity Diagnostics, Inc., a Pennsylvania corporation, Stephen Lowenthal and Scot Merves, excluding certain of the exhibits and schedules thereto.

* Certain of the exhibits and schedules to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.

† Confidential treatment has been requested for a portion of this exhibit.